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                                                                   Exhibit 10.5

ENNING                                   ENNING BROKERAGE B.V.
                                         Torenstraat 1, 7101 DC Winterswijk
                                         TELEPHONE-NUMBER 0543-516151
                                         Fax-number       0543-522090

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RENT-AGREEMENT OFFICE-SPACE
AND OTHER BUISNESS-SPACE NOT EX ARTICLE 7A: 1624 BW

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According to the model established by the Board of Real Estate in february 1996.
Referring to this model is exclusively permitted, if the filled in, the added or the deviated text is obviously as such recognizable. Additions and deviations ought to be taken down by preference under the item "special definitions". Liability for injuriously consequences of the use from the text of the model will be excluded by the Board.

DRIEMARKWEG 1A WINTERSWIJK
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The undersigned


KROZENBRINK HOLDING B.V.

Established at 7102 AK WINTERSWIJK, EUROPALAAN 248

                                        ,here-after to be mentioned "lessor",

represented by SIR G.A.W. BONGERS

and

WAPRO B.V.

Established at 7102 EM WINTERSWIJK,  DRIEMARKWEG 1A

                                        ,here-after to be mentioned "tenant",

represented by SIR C.A.R. BONGERS AND SIR G.A.W.BONGERS

do agree with the following:

THE RENTED, DESTINATION, USE

1.1 This rent-agreement is related to the business-space, here-after mentioned "the rented", THE GROUND LEVEL AND THE FLOOR IN THE PRODUCTION-/STORAGE-ROOM OF THE SECURITY DRIEMARKWEG 1A AT WINTERSWIJK, TOTALLY LARG +/- 960 M2
1.2 The rented may be used exclusive as OFFICE/PRODUCTION-SPACE.
1.3 The tenant is not permitted to give an other destination at the rented than defined in 1.2, without previously given permission in writing of the lessor.
1.4 The highest admissible load of the floor(s) from the rented amounts to xxx.


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ENNING      RENT-AGREEMENT- following page - Driemarkweg 1A - Winterswijk


CONDITIONS
2.1 Of this agreement are forming part of the general definitions rent-agreement office-space and other business-space not ex article 7A:
    1624 BW, filed with the registry of the court of justice at 's Gravenhage on 29 february 1996 and registered there under number 34/1996, here-after to be mentioned "general definitions". The contents of these general definitions are known by both parties. The tenant received a copy of this.
2.2 The in 2.1 meanted definitions apply to, except for so far in this agreement has been explicit deviated from that or application of that is not possible with regard to the rented.

DURATION, EXTENSION AND TERMINATION
3.1 This agreement has been contracted for the duration of FIVE years, beginning at 1 MARCH 1999 and running until 29 FEBRUARY 2004.
3.2 After expiring of the in 3.1 mentioned period, this agreement will be continued for a connecting period of FIVE years, consequently until 28 FEBRUARY 2009. This agreement will be further continued for connecting periods of FIVE YEAR, every now and then.
3.3 Conclusion of this agreement takes place by a notice just before the end of a rental period with due of observance of a term from at least 12 MONTHS.
3.4 Termination ougth to occur by summons or by a registered letter.
3.5 Conclusion between times of this agreement is possible in a circumstance as mentioned in 7 of the general definitions.


OBLIGATION OF PAYMENT, PERIOD OF PAYING
4.1 The obligation of payment of tenant consists of:
-   The rental payment
- The over the rental payment indebted purchase tax as well as an amount conform to it, similar and with due of observance of 15.2 and 15.3 of the general definitions, at least if parties did agree a with purchase tax loaded rental payment.

4.2 The rental payment amounts of f125.000,- on a yearly base.
    Saying ONEHUNDREDTWENTYFIVETHOUSAND GUILDERS.
4.3 The rental payment will be adapted at first at 1 MARCH 2000, and so further yearly on 1 MARCH, corresponding 4.1 up to and including 4.2 of the general definitions.
4.4 The compensation for attendant deliveries and services will be defined corresponding 12 of the general definitions. On this compensation will be practised a system of advanced-payments with a settlement afterwards, such as alleged there.
4.5 The payments to do by tenant to lessor are in one amount indebted by paying in advance in successively periods of paying as represented in 4.6 and they have to be received fully before or on the first day of the period on which the payments relate to.


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ENNING      RENT-AGREEMENT- following page -Driemarkweg 1A - Winterswijk


4.6 Per period of paying of ONE calendarmonth amount to
-   the rental payment                            f10.416,67

                                                  ----------
    Totally                                       f10.416,67

    Saying THENTHOUSANDFOURHUNDREDSIXTEEN 67/100 GUILDERS.
    In these amounts purchase tax are not included.

4.8 In view of the date of entranse of the rent, the first period of paying relates to THE MONTH MARCH 1999 and is over this first period indebted amount f10.416,67, the purchase tax is not included. The tenant will settle this amount before or at 1 MARCH 1999, inclusively the charged purchase tax over that.


PURCHASE TAX

5.1 All amounts mentioned in this agreement are exclusive purchase tax. The tenant is indebted purchase tax over the compensation for attendant deliveries and services. This also applies for the rental payment by taxed hiring. The purchase tax will be charged by the lessor and ought to be settled simultaneously along with the rental payment and the compensation for attendant deliveries and services.

5.2 Parties do agree that lessor does charge purchase tax over the rental payment to tenant.

5.3 If so agreed that purchase tax will be charged over the rental payment, than tenant grants herewith an irrevocable power of attorney to lessor and its legal successor(s) to present a request also on behalf of him as meant in article 11, term 1 sub B, 5o of the law on the purchase tax 1968 (option-request of taxed hiring). If requested he will also sign this request within 14 days, after he received it from lessor for that purpose and put it in receipt of lessor again.



DELIVERIES AND SERVICES (NOT APPROPRIATE)
6. If through or because of lessor to arrange attendant deliveries and services parties do agree XXX

BANK-GUARANTEE
7. The amount of the under 8.1 of the general definitions meanted bankguarantee amounts to f31.250,-+f5.468,75(VALUE ADDED TAX)=f36.718,75
   Saying
   THIRTYSIXTHOUSANDSEVENHUNDREDEIGHTEEN 75/100 GUILDERS.



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ENNING    RENT-AGREEMENT- following page - Driemarkweg 1A - Winterswijk



MANAGER
8.  Until lessor communicates otherwise, as manager appears XXX.

PARTICULAR DEFINITIONS



Thus drawn up and signed in TRIPLICATE



Place, date                                 Place, date





(Lessor)                                    (Tenant)




APPENDIX
-  the general definitions
-  the bank-guarantee as meant under 7